As Filed with the Securities and Exchange Commission on August 25, 2006

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

_______________

DRS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	132632319 (I.R.S. Employer Identification No.)

5 Sylvan Way

Parsippany, New Jersey 07054

(Address, including zip code, and telephone number

of registrant's principal executive offices)

_______________

DRS TECHNOLOGIES, INC. 2006 OMNIBUS PLAN

(Full title of the plan)

_______________

Nina Laserson Dunn, Esq.

Executive Vice President, General Counsel and Secretary

DRS Technologies, Inc.

5 Sylvan Way

Parsippany, New Jersey 07054

(Name and address of agent for service)

(973) 898-1500

(Telephone number, including area code, of agent for service)

With a copy to:

David J. Goldschmidt

Michael J. Zeidel

Skadden, Arps, Slate, Meagher & Flom LLP

4 Times Square

New York, New York 10036

(212) 735-3000

_______________

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.01 per share (the “Common Stock”)	4,000,000 shares	$40.79(2)	$163,140,000(2)	$17,456

(1)	Plus such additional number of shares of the Registrant’s Common Stock as may be issuable pursuant to the antidilution provisions of the Registrant’s 2006 Omnibus Plan.
(2)

Estimated solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the average of the high and low prices for the Common Stock of the Registrant on the New York Stock Exchange on August 24, 2006.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Information required by Part I to be contained in a section 10(a) prospectus is omitted from this Registration Statement in accordance with Form S-8 and will be sent or given to participants in the Registrant’s 2006 Omnibus Plan as specified in Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by DRS Technologies, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

(a)	The Registrant's Annual Report on Form 10-K for the year ended March 31, 2006.

(b)	The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2006.

(c)	The Registrant 's Current Reports on Form 8-K filed on May 17, 2006 and June 28, 2006.

(d)	The Registrant 's Current Report on Form 8-K/A filed on July 13, 2006.

(e)	The Registrant’s Definitive Proxy Statement filed on July 3, 2006.

(f)

The description of the common stock, par value $.01 per share, of the Registrant set forth as Item 1 under the caption "Description of the Registrant's Securities to be Registered" in the Registrant 's Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act on March 21, 1996, as amended by Amendment No. 1 thereto, dated March 27, 1996, filed on March 28, 1996 and declared effective by the Commission on April 1, 1996, and any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to filing a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified, superseded or replaced to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated by reference herein modifies or supersedes such statement. Any such statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this registration statement.

The Registrant will provide without charge to each person to whom a copy of this registration statement is delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to: DRS Technologies, Inc., 5 Sylvan Way, Parsippany, New Jersey 07054, Attention: Investor Relations, Phone: (973) 898-1500.

Item 4.	Description of Securities
Not Applicable.

Item 5.              Interests of Named Experts and Counsel

Nina Laserson Dunn, Esq. is a participant in the Registrant's 2006 Omnibus Plan. As of May 31, 2006, Nina Laserson Dunn beneficially owned 92,650 shares of the Registrant's common stock, which amount includes currently exercisable options to purchase 85,450 shares of the Registrant's common stock.

Item 6.	Indemnification of Directors and Officers

Set forth below is a description of certain provisions of the certificate of incorporation of DRS and the General Corporation Law of the State of Delaware (DGCL), as such provisions relate to the indemnification of the directors and officers of DRS Technologies, Inc. This description is intended only as a summary and is qualified in its entirety by reference to the certificate of incorporation and the DGCL.

The certificate of incorporation provides that DRS shall, to the full extent permitted by Sections 102 and 145 of the DGCL, indemnify all persons whom it may indemnify pursuant thereto and eliminates the personal liability of its directors to the full extent permitted by Section 102(b)(7) of the DGCL.

Section 145 of the DGCL permits a corporation to indemnify its directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. In an action by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, although the court in which the action or suit was brought or the Delaware Court of Chancery may determine upon application that the defendant officers or directors are reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Section 102(b)(7) of the DGCL provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the ability of a director for any act or omission occurring prior to the date when such provision becomes effective.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Certain of the following exhibits, designated with an asterisk (*) are filed herewith as a part of this registration statement. The exhibits not so designated have been previously filed by the Registrant with the Commission and are incorporated herein by reference to the documents indicated in brackets, following the descriptions of such exhibits.

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation of DRS Technologies, Inc. [Registration Statement on Form S-1, File No. 33-64641, Post-Effective Amendment No. 1 filed on May 10, 1996, Exhibit 3.4]
4.2	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of DRS Technologies, Inc. [Form 8-K filed on August 14, 1997, Exhibit 3.9]
4.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of DRS Technologies, Inc. [Form 10-Q filed on August 14, 2001, Exhibit 3.9]
4.4

Certificate of Amendment to the Amended and Restated Certificate of Incorporation of DRS Technologies, Inc. [Registration Statement on Form S-4, File No. 333-112423 filed on February 2, 2004, Exhibit 3.4]

4.5	Amended and Restated By-Laws of the Registrant [Form 10-K filed on June 14, 2004, Exhibit 3.5]
4.6	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of DRS Technologies, Inc. [Form 10-K filed on June 12, 2006, Exhibit 3.6]
4.7	Form of Certificate of the Registrant's Common Stock, par value $.01 per share [Registration Statement on Form S-8, Registration No. 333-14487 filed on October 18, 1996, Exhibit 4.11]
4.8	2006 Omnibus Plan of the Registrant [Form 10-Q filed on August 9, 2006, Exhibit 10.1]
4.9	Form of Restricted Stock Unit Agreement*
4.10	Form of Restricted Stock Agreement*
4.11	Form of Stock Option Agreement*
4.12	Form of Non-Employee Director Stock Option Agreement*
5.1	Opinion of Nina Laserson Dunn, Esq., regarding legality of the securities being registered*
23.1	Consent of KPMG LLP*
23.2	Consent of Nina Laserson Dunn, Esq. (included in the opinion filed as Exhibit 5.1 hereto)
24.1	Powers of Attorney of the directors and certain officers of the Registrant (included in the signature pages to this Registration Statement)

Item 9.	Undertakings.
(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)

That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: The Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and (iv) any other communication that is an offer in the offering made by the Registrant to the purchaser.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report, pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by itself is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Parsippany, State of New Jersey, on August 25, 2006.

Date:	August 25, 2006	DRS TECHNOLOGIES, INC.

		By:	/s/ Mark S. Newman
		Name:	Mark S. Newman
		Title:	Chairman of the Board, President and Chief
Executive Officer

Each person whose signature appears below authorizes Mark S. Newman or Nina Laserson Dunn, or either of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-8 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Name	Title	Date
/s/ Mark S. Newman Mark S. Newman	Chairman of the Board of Directors, President, Chief Executive Officer, Director (Principal Executive Officer)	August 25, 2006

/s/ Richard A. Schneider Richard A. Schneider	Executive Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	August 25, 2006
/s/ Ira Albom Ira Albom	Director	August 25, 2006
/s/ Charles G. Boyd Charles G. Boyd	Director	August 25, 2006
/s/ Donald C. Fraser Donald C. Fraser	Director	August 25, 2006
/s/ William F. Heitmann William F. Heitmann	Director	August 25, 2006

/s/ Steven S. Honigman Steven S. Honigman	Director	August 25, 2006
/s/ C. Shelton James C. Shelton James	Director	August 25, 2006
/s/ Mark N. Kaplan Mark N. Kaplan	Director	August 25, 2006
/s/ Stuart F. Platt Stuart F. Platt	Director	August 25, 2006
/s/ Dennis J. Reimer Dennis J. Reimer	Director	August 25, 2006
/s/ Eric J. Rosen Eric J. Rosen	Director	August 25, 2006